# Seneca Nation of Indians

President - Barry E. Snyder, Sr.
Clerk - Lenith Waterman

12837 ROUTE 438
IRVING, NEW YORK 14081

Tel. (716) 532-4900
FAX (716) 532-6272

Treasurer - Jacqueline Bowen

P.O. BOX 231
SALAMANCA, NEW YORK 14779

Tel. (716) 945-1790
FAX (716) 945-0150

## PRESIDENT'S OFFICE

EXECUTIVE ORDER

*To Designate Catskills Class III Gaming Development Representative*

WHEREAS, pursuant to a Development Agreement and a Management Agreement between the Seneca Nation of Indians and Rotate Black Gaming, Inc., as amended, (previously Solstice, Inc. and now known as "Rotate Black") both initially dated June 22, 2007 (the "Agreements"), the Nation Council appointed Rotate Black as the Nation's exclusive representative to establish and operate a Class III gaming facility in the Catskills region of New York State; and

WHEREAS, effectiveness of the Agreements remains subject to approval by the National Indian Gaming Commission; and

WHEREAS, on December 10, 2009, the Seneca Gaming Authority ("SGA") determined that Rotate Black was unsuitable to receive a Class III gaming operator's license, which is a condition precedent for Rotate Black to fulfill its obligations under the Agreements; and

WHEREAS, on December 21, 2009, Counsel for Rotate Black gave notice of his clients' intent to challenge and appeal the SGA's licensing determination; and

WHEREAS, on December 31, 2009, the Agreements by their own terms are set to expire; and

WHEREAS, it is my determination that it is in the Nation's best interests and in fairness to Rotate Black that Rotate Black be allowed to continue to pursue a Catskills Class III gaming facility on behalf of the Nation during the pendency of its appeal before the SGA.

NOW, THEREFORE, IT IS HEREBY

ORDERED, that Rotate Black is designated as a Presidential Representative to pursue the development of a Class III gaming facility in the Catskills consistent with the terms of the Agreements, *provided*, that nothing herein contained shall be construed as authorizing Rotate Black to (i) make any binding commitments on behalf of the Nation President or the Nation, or (ii) incur any expense on behalf of the Nation; and